Exhibit 10.9

ZAPATA COMPUTING HOLDINGS INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan

The purpose of the Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Zapata Computing Holdings Inc. (the “Company”) and each Designated Company (as defined below) with the opportunity to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Stock”).

The Plan is comprised of two components: (a) the “423 Component,” pursuant to which rights to purchase Stock that satisfy the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (a “Qualified ESPP”) may be granted to eligible Employees, and (b) the “Non-423 Component,” pursuant to which rights to purchase Stock under the Plan that are not intended to satisfy such requirements may be granted to eligible employees. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as a Qualified ESPP. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings under the 423 Component which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of a Qualified ESPP), and the Company will designate which Designated Company is participating in each separate Offering.

Section 2. Definitions

The following terms shall be defined as set forth below:

“Administrator” is defined at Section 3.

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with the Company.

“Board” means the Board of Directors of the Company.

“Change in Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Compensation” means the amount of base pay, prior to salary reduction such as pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

“Designated Company” means any present or future Affiliate or Subsidiary that has been designated by the Administrator to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary or Affiliate of the Company that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component. The current list of Designated Companies is attached hereto as Appendix A.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company or any Designated Company.

“Exercise Date” means the last day of each Offering.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Option” means any option to purchase shares of Stock granted pursuant to Section 10.

“Offering” is defined at Section 6.

“Offering Commencement Date” means the first day of each Offering.

“Option Price” means the purchase price of a share of Stock hereunder as provided in Section 10.

“Participant” means an eligible Employee that participates in the Plan.

“Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

“Trading Date” means a date on which the national stock exchange on which the Stock is listed is open for trading.

Section 3. Administration

The Plan will be administered by the Board or the Compensation Committee of the Board or such other person or persons (the “Administrator”) appointed by the Board. The Administrator has authority at any time to: (i) designate any Subsidiary or Affiliate as a Designated Company, or revoke any such designation, and further designate such Subsidiaries and Affiliates or Participants as participating in the 423 Component or the Non-423 Component; (ii) determine which Affiliates or eligible Employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component; (iii) determine which Designated Company or Companies will participate in separate Offerings (to the extent that the Company makes separate Offerings); (iv) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (v) interpret the terms and provisions of the Plan; (vi) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of applicable laws, regulations and procedures in jurisdictions outside the United States; (vii) decide all disputes arising in connection with the Plan; and (viii) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants.

Section 4. Shares Authorized

Subject to the adjustment provisions of Section 15, the maximum number of shares of Stock that may be issued under the Plan will be 581,858 shares, plus an additional number of shares added on January 1, 2025 and January 1 of each year thereafter until the Plan terminates pursuant to Section 17, in an amount equal to the lesser of (i) 581,858 shares of Stock, (ii) one percent (1%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Stock as determined by the Administrator. If any Option granted under the Plan terminates without having been exercised in full, the shares of Stock not purchased under such Option will again become available for issuance under the Plan. Shares issued upon exercise of an Option may be from authorized but unissued Stock, from shares held in the treasury of the Company, or from any other proper source.

Section 5. Eligibility

Except as otherwise determined by the Administrator in advance of an Offering, all Employees of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be Employees of the Company or any Designated Company and shall not be eligible to participate in the Plan.

Section 6. Offerings

The Company may make one or more offerings to eligible Employees to purchase Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first Trading Day occurring on or after each January 1 and July 1, and will end on the last Trading Date occurring before the July 1 and January 1 thereafter, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration.

Section 7. Participation

An eligible Employee may participate in an Offering by submitting an enrollment form to the Company or an agent designated by the Company at least 15 business days before the Offering Commencement Date (or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) will (a) state a whole percentage or amount to be deducted from the Employee’s Compensation per pay period, (b) authorize the purchase of Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Stock purchased for such individual are to be issued. An Employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate in such Offering. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions or contributions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.

Section 8. Employee Contributions.

An eligible Employee may authorize payroll deductions or contributions at a minimum of one percent (1%) up to a maximum of 15 percent (15%) of such Employee’s Compensation for each pay period or such other maximum as may be specified by the Administrator in advance of an Offering. The Company will maintain book accounts showing the amount of payroll deductions or contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or contributions, except as may be required by applicable law. If payroll deductions or contributions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions or contributions” in this Section 8 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 8.

Section 9. Contribution Changes; Withdrawal

(a) Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction or contributions during any Offering, but may increase or decrease his or her payroll deduction or contributions with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Commencement Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction or contributions during an Offering.

(b) A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company or an agent designated by the Company (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an Employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 7.

Section 10. Grant of Options

On each Offering Commencement Date, the Company will grant to each eligible Employee who is then a Participant in the Plan an option (“Option”) to purchase, on the last day of such Offering (the “Exercise Date”) and at the Option Price (as defined herein) hereinafter provided for, the lowest of (a) a number of shares of Stock determined by dividing such Participant’s accumulated payroll deductions or contributions on such Exercise Date by the Option Price, (b) the number of shares of Stock determined by dividing $25,000 by the Fair Market Value of the Stock on the Offering Commencement Date for such Offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions or contributions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Employee shall be eligible for the grant of an Option under the 423 Component if such Employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant. In addition, no Employee may be granted an Option under the 423 Component which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.

Section 11. Exercise of Option and Purchase of Shares

Each Employee who continues to be a Participant in the Plan on an Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions or contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering and any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

Notwithstanding the foregoing, if the total number of shares of Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions or contributions accumulated on behalf of each Participant that would otherwise be used to purchase Stock on such Exercise Date.

Section 12. Issuance of Certificates

Certificates or book-entries at the Company’s transfer agent representing shares of Stock purchased under the Plan may be issued only in the name of the Employee, in the name of the Employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Employee to be his, her or their, nominee for such purpose.

Section 13. Rights on Termination or Transfer of Employment

If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction or contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to his or her designated beneficiary or to the legal representative of his or her estate. An Employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the Employee is transferred to any corporation other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. Further, an Employee will not be deemed to have terminated employment for purposes of this Section 13, if the Employee is on an approved leave of absence where the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

Section 14. Special Rules and Sub-Plans

Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the Employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has Employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions or contributions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code the Employees subject to such special rules or sub-plans will participate in the Non-423 Component. Any special rules or sub-plans established pursuant to this Section 14 shall, to the extent possible, result in the Employees subject to such rules having substantially the same rights as other Participants in the Plan.

Section 15. Adjustment in Case of Changes Affecting Stock; Change in Control

In the event of a subdivision of outstanding shares of Stock, the payment of a dividend in Stock or any other change affecting the Stock, the number of shares approved for the Plan and the share limitation set forth in Section 10 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Change in Control, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events:

(a) to provide for either (i) termination of any outstanding Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Option had such Option been currently exercisable or (ii) the replacement of such outstanding Option with other options or property selected by the Administrator in its sole discretion;

(b) to provide that the outstanding Options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) to make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options under the Plan and/or in the terms and conditions of outstanding Options and Options that may be granted in the future;

(d) to provide that the Offering with respect to which an Option relates will be shortened, and that the Exercise Date with respect to such Offering shall be the last Trading Date of such shortened period (the “New Exercise Date”). The New Exercise Date will occur before the date of the Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering; and

(e) to provide that all outstanding Options shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.

Section 16. Amendment of the Plan

The Board may at any time and from time to time amend the Plan in any respect, except that (i) without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the 423 Component of the Plan or making any other change to the 423 Component of the Plan that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code; and (ii) no amendment to the Plan that would require stockholder approval under the rules of any securities exchange or market system will be made without such approval.

Section 17. Termination of the Plan; Term of Plan

The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. Unless terminated earlier, the Plan shall automatically terminate on the ten-year anniversary of the Effective Date.

Section 18. Compliance with Law

The Company’s obligation to sell and deliver Stock under the Plan is subject to applicable laws and the completion of any registration or qualification of the Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.

Section 19. Miscellaneous

(a) No Rights as a Shareholder. Neither the granting of an Option to a Participant nor the deductions or contributions from his or her pay shall result in such Participant becoming a holder of the shares of Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

(b) Required Notification upon Sale of Shared under the 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

(c) No Transferability. Options under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

(d) No Right to Employment. Neither eligibility to participate in nor participation in the Plan shall be deemed to create any right of continued employment or in any way affect to the right of the Company or a Designated Company to terminate employment of any Employee.

(e) Unfunded Plan. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

(f) Governing Law. The Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Section 20. Tax Withholding

Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may withhold from the proceeds of the sale of Stock or use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Stock under the Plan until such obligations are satisfied.

Section 21. Effective Date and Approval of Shareholders

The Plan shall take effect on the date immediately preceding the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of September 6, 2023, by and among the Company (which as of the signing of the Business Combination Agreement was known as Andretti Acquisition Corp.), Tigre Merger Sub, Inc. and Zapata Computing, Inc., subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders within 12 months before or after the date the Plan is adopted by the Board.

DATE APPROVED BY BOARD OF DIRECTORS: AUGUST 21, 2023

DATE APPROVED BY STOCKHOLDERS: FEBRUARY 13, 2024

APPENDIX A

Designated Companies

Zapata Computing, Inc.